EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pathfinder Bancorp, Inc. of our report dated March 17, 2014, relating to the consolidated financial statements appearing in the Registration Statement on Form S-1 of Pathfinder Bancorp, Inc. and subsidiaries (the predecessor Company) as of and for the years ended December 31, 2013 and 2012.

/s/ Bonadio & Co., LLP
Bonadio & Co., LLP
Syracuse, New York
February 13, 2015